                                                                     EXHIBIT 4.7

                                 TRUST AGREEMENT

                                      among

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                  as Depositor


                            BANKERS TRUST (DELAWARE),
                                as Owner Trustee


                                       and


                            THE CHASE MANHATTAN BANK,
                                 as Trust Agent


                          Dated as of February 1, 1999


                       ONYX ACCEPTANCE OWNER TRUST 1999-A



                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS...........................................................................................1
         Section  1.01   Capitalized Terms........................................................................1
         Section  1.02   Other Definitional Provisions............................................................5
         Section  1.03   Usage of Terms...........................................................................5
         Section  1.04   Section References.......................................................................5
         Section  1.05   Accounting Terms.........................................................................5

ARTICLE II - ORGANIZATION.........................................................................................5
         Section  2.01   Name.....................................................................................5
         Section  2.02   Office...................................................................................5
         Section  2.03   Purposes and Powers......................................................................6
         Section  2.04   Appointment of Owner Trustee.............................................................6
         Section  2.05   Initial Capital Contribution of Owner Trust Estate.......................................6
         Section  2.06   Declaration of Trust.....................................................................7
         Section  2.07   Title to Trust Property..................................................................7
         Section  2.08   Situs of Trust...........................................................................7
         Section  2.09   Representations and Warranties of the Depositor..........................................7
         Section  2.10   Federal Income Tax Allocations...........................................................9

ARTICLE III - TRUST CERTIFICATES AND TRANSFER OF INTERESTS.......................................................10
         Section  3.01   Initial Ownership.......................................................................10
         Section  3.02   The Trust Certificates and the Notes....................................................10
         Section  3.03   Execution, Authentication and Delivery of Trust
                         Certificates and Notes..................................................................10
         Section  3.04   Registration of Transfer and Exchange of Trust Certificates.............................11
         Section  3.05   Mutilated, Destroyed, Lost or Stolen Trust Certificates.................................12
         Section  3.06   Persons Deemed Owners...................................................................12
         Section  3.07   Access to List of Owners' Names and Addresses...........................................12
         Section  3.08   Maintenance of Office or Agency.........................................................13
         Section  3.09   Temporary Trust Certificates............................................................13
         Section  3.10   Appointment of Paying Agent.............................................................13
         Section  3.11   Book-Entry Certificates.................................................................14
         Section  3.12   Notices to Clearing Agency..............................................................15
         Section  3.13   Definitive Trust Certificates...........................................................15
         Section  3.14   Restrictions on Transfer of Trust Certificates..........................................15

ARTICLE IV - ACTIONS BY OWNER TRUSTEE............................................................................17
         Section  4.01   Prior Notice to Owners with Respect to Certain Matters..................................17
         Section  4.02   Action by Owners with Respect to Certain Matters........................................18
         Section  4.03   Action by Owners with Respect to Bankruptcy.............................................18
         Section  4.04   Restrictions on Owners' Power...........................................................18
         Section  4.05   Majority Control........................................................................19


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                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE V - APPLICATION OF TRUST FUNDS; CERTAIN DUTIES...........................................................19
         Section  5.01   Establishment of Certificate Distribution Account.......................................19
         Section  5.02   Application of Trust Funds..............................................................19
         Section  5.03   Method of Payment.......................................................................20
         Section  5.04   No Segregation of Monies; No Interest...................................................20
         Section  5.05   Accounting and Reports to the Noteholders, Owners,
                         the Internal Revenue Service and Others.................................................20
         Section  5.06   Signature on Returns; Tax Matters Partner...............................................20

ARTICLE VI - AUTHORITY AND DUTIES OF OWNER TRUSTEE
             AND TRUST AGENT.....................................................................................21
         Section  6.01   General Authority.......................................................................21
         Section  6.02   General Duties..........................................................................21
         Section  6.03   Action Upon Instruction.................................................................22
         Section  6.04   No Duties Except as Specified in this Agreement or in Instructions......................23
         Section  6.05   No Action Except Under Specified Documents or Instructions..............................23
         Section  6.06   Restrictions............................................................................23

ARTICLE VII - CONCERNING THE OWNER TRUSTEE AND THE TRUST AGENT...................................................23
         Section  7.01   Acceptance of Trusts and Duties.........................................................23
         Section  7.02   Furnishing of Documents.................................................................26
         Section  7.03   Representations and Warranties..........................................................26
         Section  7.04   Reliance; Advice of Counsel.............................................................27
         Section  7.05   Not Acting in Individual Capacity.......................................................27
         Section  7.06   Owner Trustee and Trust Agent Not Liable for
                         Trust Certificates, Notes or Contracts..................................................28
         Section  7.07   Owner Trustee and Trust Agent May Own Trust
                         Certificates and Notes..................................................................28

ARTICLE VIII - COMPENSATION AND INDEMNIFICATION OF OWNER
               TRUSTEE AND TRUST AGENT...........................................................................28
         Section  8.01   Owner Trustee's Fees and Expenses.......................................................28
         Section  8.02   Indemnification.........................................................................29
         Section  8.03   Payments to the Owner Trustee or Trust Agent............................................29

ARTICLE IX - TERMINATION OF TRUST AGREEMENT......................................................................29
         Section  9.01   Termination of Trust Agreement..........................................................29

ARTICLE X - SUCCESSOR OWNER TRUSTEES, ADDITIONAL OWNER
            TRUSTEE AND TRUST AGENT..............................................................................30
         Section  10.01   Eligibility Requirements for Owner Trustee.............................................30
         Section  10.02   Resignation or Removal of Owner Trustee................................................31
         Section  10.03   Successor Owner Trustee................................................................31
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                                TABLE OF CONTENTS
                                   (Continued)

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         Section  10.04   Merger or Consolidation of Owner Trustee...............................................32
         Section  10.05   Appointment of Co-Trustee or Separate Trustee..........................................32
         Section  10.06   Appointment of Trust Agent.............................................................32

ARTICLE XI - MISCELLANEOUS.......................................................................................34
         Section  11.01   Supplements and Amendments.............................................................34
         Section  11.02   [RESERVED].............................................................................35
         Section  11.03   Limitations on Rights of Others........................................................35
         Section  11.04   Notices................................................................................35
         Section  11.05   Severability of Provisions.............................................................36
         Section  11.06   Counterparts...........................................................................36
         Section  11.07   Successors and Assigns.................................................................36
         Section  11.08   No Petition............................................................................36
         Section  11.09   No Recourse............................................................................36
         Section  11.10   Certificates Nonassessable and Fully Paid..............................................36
         Section  11.11   Headings...............................................................................37
         Section  11.12   Governing Law..........................................................................37
         Section  11.13   Depositor Payment Obligation...........................................................37
         Section  11.14   Certain Matters Regarding the Insurer..................................................37
         Section  11.15   Fiduciary Duties.......................................................................37


                                    EXHIBITS

Exhibit A       -     Form of Depository Agreement
Exhibit B       -     Form of Certificate of Trust
Exhibit C       -     Form of Certificate
Exhibit D       -     Form of Residual Interest Instrument

         This TRUST AGREEMENT, dated as of February 1, 1999, is among ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation (the "DEPOSITOR"), BANKERS TRUST (DELAWARE), a Delaware banking corporation, as owner trustee (the "OWNER TRUSTEE"), and THE CHASE MANHATTAN BANK, a New York corporation, as agent of the Owner Trustee for the limited purposes set forth herein (the "TRUST AGENT").


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Capitalized Terms. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "ADMINISTRATION AGREEMENT" means the administration agreement, dated as of February 1, 1999, among the Trust, the Depositor, the Indenture Trustee and Onyx, as administrator.

         "ADMINISTRATOR" means the Person acting as "Administrator" under the Administration Agreement.

         "AGREEMENT" means this Trust Agreement, as the same may be amended and supplemented from time to time.

         "APPLICANTS" shall have the meaning assigned to such term in Section 3.07.

         "BENEFIT PLAN" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "BOOK-ENTRY TRUST CERTIFICATE" means a beneficial interest in the Certificates, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 3.11.

         "BUSINESS TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as the same may be amended from time to time.

         "CERTIFICATE" means a certificate (other than a Residual Interest Instrument) evidencing the beneficial ownership interest of an Owner in the Trust, substantially in the form of Exhibit C hereto.

         "CERTIFICATE DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 5.01.

         "CERTIFICATE OF TRUST" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form of Exhibit B hereto.

         "CERTIFICATE OWNER" means, with respect to a Book-Entry Trust Certificate, the Person who is the owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in either case in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Trust Certificate, the related Certificateholder.

         "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

         "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means February 25, 1999.

         "CODE" means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "DEFINITIVE TRUST CERTIFICATES" shall have the meaning assigned to such term in Section 3.11.

         "DEPOSITOR" means Onyx Acceptance Financial Corporation in its capacity as depositor hereunder, and its successors.

         "DEPOSITORY AGREEMENT" means the agreement dated February 25, 1999, among the Trust, the Owner Trustee, the Indenture Trustee and DTC, as the initial Clearing Agency, substantially in the form of Exhibit A hereto, relating to the Certificates, as the same may be amended and supplemented from time to time.

         "DTC" means The Depository Trust Company, and its successors.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "HOLDER" means, with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and with respect to a Residual Interest Instrument, the Person in whose name such Residual Interest Instrument is registered in the Certificate Register.

         "INDENTURE" means the indenture dated as of February 1, 1999, between the Trust, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee.

         "INSURER" means MBIA Insurance Corporation, and its successors.

         "NOTES" means the Class A-1 Notes and the Class A-2 Notes in each case issued pursuant to the Indenture.

         "ONYX" means Onyx Acceptance Corporation, and its successors.

         "ORIGINAL CERTIFICATE BALANCE" means $18,600,000.

         "OWNER" means each Holder of a Certificate and each Holder of a Residual Interest Instrument, as applicable.

         "OWNER TRUSTEE" means Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "OWNER TRUSTEE CORPORATE TRUST OFFICE" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be E.A. Delle Donne Corporate Center, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention: Corporate Trust Administration Department, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Residual Interestholders, the Servicer, the Depositor and the Insurer.

         "PAYING AGENT" means the Trust Agent or any successor in interest thereto or any other paying agent or co-paying agent appointed pursuant to
Section 3.10 and authorized by the Issuer to make payments to and distributions from the Certificate Distribution Account, including distributions of principal of or interest on the Certificates.

         "PERCENTAGE INTEREST" means with respect to any single Certificate, the portion of the Certificates as a whole evidenced by such single Certificate, expressed as a percentage rounded to five decimal places, equivalent to a fraction, the numerator of which is the denomination represented by such single Certificate and the denominator of which is Original Certificate Balance. With respect to each Residual Interest Instrument, the "Percentage Interest" is the percentage portion of the Residual Interest evidenced thereby as stated on the face of such Residual Interest Instrument.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "RECORD DATE" means, with respect to any Distribution Date, the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the calendar month preceding the month in which such Distribution Date occurs.

         "RESIDUAL INTEREST" means the right to receive amounts to be distributed or paid to holders of the "Residual Interests" (as defined in the Sale and Servicing Agreement), pursuant to the terms of the Sale and Servicing Agreement.

         "RESIDUAL INTEREST INSTRUMENT" means an instrument substantially in the form attached as Exhibit D hereto and evidencing the Residual Interest.

         "RESIDUAL INTERESTHOLDER" means the Holder of a Residual Interest Instrument.

         "RESPONSIBLE OFFICER" means, with respect to the Owner Trustee, any officer within the Owner Trustee Corporate Trust Office, and with respect to the Trust Agent, any officer within the Trust Agent Office, including any Vice President, assistant secretary or other officer or assistant officer of the Owner Trustee or the Trust Agent, as the case may be, customarily performing functions similar to those performed by the people who at such time shall be officers and has direct responsibility for the administration of this Agreement.

         "SALE AND SERVICING AGREEMENT" means the sale and servicing agreement, dated as of February 1, 1999, among the Trust, as Issuer, the Depositor, as Seller, Onyx, as Servicer and Custodian, the Indenture Trustee and the Trust Agent as the same may be amended or supplemented from time to time.

         "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

         "SELLER" means Onyx Acceptance Financial Corporation, in its capacity as seller under the Sale and Servicing Agreement, and its successors.

         "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "TRUST" means the trust established by this Agreement.

         "TRUST AGENT" means The Chase Manhattan Bank, a New York corporation, not in its individual capacity but solely as agent of the Owner Trustee under this Agreement, and any successor Trust Agent hereunder.

         "TRUST AGENT OFFICE" means the office of the Trust Agent at 450 West 33rd Street, New York, New York 10001-2697, Attention: Structured Finance Services or such other office at such other address as the Trust Agent may designate from time to time by notice to the Certificateholders, the Residual Interestholders, the Servicer, the Depositor and the Insurer.

         "TRUST CERTIFICATES" means the Certificates and the Residual Interest Instruments, collectively.

         "TRUST ESTATE" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "UNDERWRITERS" means Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         Section 1.02 Other Definitional Provisions. Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

         Section 1.03 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

         Section 1.04 Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         Section 1.05 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE II

                                  ORGANIZATION

         Section 2.01 Name. The Trust created hereby shall be known as Onyx Acceptance Owner Trust 1999-A, in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued, and in which name the Owner Trustee may perform its duties hereunder.

         Section 2.02 Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor, the Servicer and the Insurer.

         Section 2.03 Purposes and Powers. The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

                  (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, to sell the Notes and the Certificates, and to issue Residual Interest Instruments pursuant to this Agreement;

                  (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Contracts, and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                  (iii) to assign, grant, transfer, pledge, mortgage and convey ("GRANT") the Trust Estate (excluding the Certificate Distribution Account) pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (v) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owners and the Noteholders; and

                  (vi) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         Section 2.04 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute, and the Owner Trustee hereby accepts such appointment. The Owner Trustee is hereby authorized and directed to file the Certificate of Trust with the Secretary of State.

         Section 2.05 Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee or the Trust Agent, as applicable, promptly reimburse the Owner Trustee and the Trust Agent, respectively, for any such expenses paid by the Owner Trustee or the Trust Agent, as applicable.


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



         Section 2.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, on and after the Closing Date the Trust shall be treated as a partnership, with the assets of the partnership being the Contracts and other assets held by the Trust and with the partners of the partnership being the Certificate Owners and the Holders of the Residual Interest Instruments and the Notes being debt of the partnership. The Trust shall not elect to be treated as an association under
Section 301.7701- 3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purposes of the Trust as set forth in Section 2.03.

         Section 2.07 Title to Trust Property. Subject to the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or a separate trustee, as the case may be.

         The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 2.08 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained on behalf of the Trust shall be located in the State of California, the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

         Section  2.09   Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to the Owner Trustee and the Insurer that:

                  (i) The Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

                  (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                  (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action. The execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action. The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms.

                  (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                  (v) There are no proceedings or investigations pending, or to the Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Basic Documents or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Certificates or (D) involving the Depositor and which might materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

         Section  2.10   Federal Income Tax Allocations.

         (a) Net income of the Trust for any month, as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof), shall be allocated:

                  (i) among the Certificate Owners as of the first day following the end of such month, in proportion to their ownership of the principal amount of Certificates on such date, net income in an amount up to the sum of (A) the Certificate Interest Distributable Amount for such month, (B) interest on the excess, if any, of the Certificate Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date through the current Distribution Date, (C) the portion of the market discount on the Contracts accrued during such month that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price and (D) any other amounts of income payable to the Certificateholders for such month; such sum to be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Trust Certificates over their principal amount; and

                  (ii) among the Residual Interestholders in proportion to the Percentage Interest of the Residual Interest of each Residual Interestholder, to extent of any remaining net income.

         (b) If the net income of the Trust for any calendar month is insufficient for the allocations described in Section 2.10(a)(i), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in Section 2.10(a)(ii). Net losses of the Trust, if any, for any calendar month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Residual Interestholders, to the extent the Residual Interestholders are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first day following the end of such month in proportion to their ownership of the principal amount of Certificates on such day. Any indebtedness allocated pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Residual Interest. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the income, gain, loss and deduction to the Depositor or to the Owners, or as otherwise required by the Code.

                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.01 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

         Section 3.02 The Trust Certificates and the Notes.

         (a) The Certificates shall be issuable in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a different denomination. The Residual Interest Instruments shall not be issued with a principal amount. The Trust Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Trust Agent by the manual or facsimile signature of an authorized officer of the Trust Agent and shall be deemed to have been validly issued when so executed and authenticated. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee or the Trust Agent shall be validly issued by the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution, authentication and delivery of such Trust Certificates or did not hold such offices at the date of such Trust Certificates. All Trust Certificates shall be dated the date of their authentication.

         (b) The Notes shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and shall be authenticated as provided in the Indenture. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall be deemed to have been validly executed by the Trust, notwithstanding that such individual has ceased to be so authorized prior to the execution and delivery of such Notes or did not hold such office at the date of such Notes.

         Section 3.03 Execution, Authentication and Delivery of Trust Certificates and Notes. The Owner Trustee shall cause to be executed, authenticated and delivered upon the order of the Depositor, in exchange for the Contracts and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Contracts, and such other assets,
(a) (i) Certificates in authorized denominations equaling in the aggregate the Original Certificate Balance, and (ii) the Residual Interest Instruments representing 100% of the Percentage Interests of the Residual Interest, evidencing the entire ownership of the Trust, and (b) Notes executed by the Trust in aggregate principal amount of, in the case of the (i) Class A-1 Notes, $215,000,000 and (ii) Class A-2 Notes, $76,400,000. The Trust Agent is hereby authorized to direct, on behalf of the Trust, the Indenture Trustee to authenticate and deliver the Notes upon the order of the Depositor. No Trust Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the forms of Trust Certificate attached hereto as Exhibit C and D, executed by the Trust Agent or another authenticating agent of the Owner Trustee, by manual or facsimile signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authorization and delivery pursuant to the terms hereof, the Trust Certificates will be entitled to the benefits of this Agreement. All Trust Certificates shall be dated the date of their authentication.

         Section 3.04 Registration of Transfer and Exchange of Trust
Certificates.

         (a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of Trust Certificates and transfers and exchanges of Trust Certificates as provided herein. The Trust Agent, as agent for the Trust, is hereby initially appointed Certificate Registrar for the purpose of registering Trust Certificates and transfers and exchanges of Trust Certificates as herein provided. In the event that, subsequent to the Closing Date, the Trust Agent notifies the Servicer that the Trust Agent is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in The City of New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Depositor, to act as successor Certificate Registrar hereunder.

         (b) Upon surrender for registration of transfer of any Trust Certificate at the office of the Certificate Registrar, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Trust Agent, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate principal amount.

         (c) At the option of a Holder of a Trust Certificate, Trust Certificates may be exchanged for other Trust Certificates in authorized denominations of a like aggregate principal amount, upon surrender of the Trust Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Trust Certificates are so surrendered for exchange, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or shall cause the Trust Agent, as its authenticating agent, to authenticate and deliver) the Trust Certificates that the Holder making the exchange is entitled to receive. Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Agent and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. In addition, each Residual Interest Instrument presented or surrendered for registration of transfer and exchange must be accompanied by a letter from the prospective Owner certifying as to the representations set forth in Section 3.14(a) and (b).

         (d) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or, on its behalf, the Trust Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         (e) All Trust Certificates surrendered for registration of transfer or exchange, if surrendered to any agent of the Owner Trustee under this Agreement, shall be delivered to the Trust Agent and promptly canceled by it, or, if surrendered to the Trust Agent, shall be promptly canceled by it, and no Trust Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Trust Agent shall dispose of cancelled Trust Certificates in accordance with the normal industry practice.

         Section 3.05 Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there is delivered to the Certificate Registrar and the Trust Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Trust Agent, as its authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or, on its behalf, the Trust Agent, may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         Section 3.06 Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Trust Agent, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Trust Agent, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

         Section 3.07 Access to List of Owners' Names and Addresses. The Trust Agent shall furnish or cause to be furnished to the Servicer, the Insurer and the Depositor, within 15 days after receipt by the Trust Agent of a written request therefor from the Servicer, the Insurer or the Depositor, a list, in such form as the Servicer, the Insurer or the Depositor may reasonably require, of the names and addresses of the Owners as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the Percentage Interests of the Certificates (hereinafter referred to as "APPLICANTS"), apply in writing to the Trust Agent, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights hereunder or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trust Agent shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Each Owner, by receiving and holding a Trust Certificate, agrees with the Servicer, the Depositor, the Owner Trustee and the Trust Agent that none of the Servicer, the Depositor, the Owner Trustee or the Trust Agent shall be held accountable by reason of the disclosure of any such information as to its name and address hereunder, regardless of the source from which such information was derived.

         Section 3.08 Maintenance of Office or Agency. The Trust Agent shall maintain in the City of New York an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Agent in respect of the Trust Certificates and the Basic Documents may be served. The Trust Agent hereby designates the office of The Chase Manhattan Bank at the address provided under the definition of the term "TRUST AGENT OFFICE" as its office for such purposes. The Trust Agent shall give prompt written notice to the Owner Trustee, the Depositor, the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.09 Temporary Trust Certificates. Pending the preparation of definitive Trust Certificates, the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Trust Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Trust Certificates in lieu of which they are issued. If temporary Trust Certificates are issued, the Depositor will cause definitive Trust Certificates to be prepared without unreasonable delay. After the preparation of definitive Trust Certificates, the temporary Trust Certificates shall be exchangeable for definitive Trust Certificates upon surrender of the temporary Trust Certificates at the office or agency to be maintained as provided in Section 3.08, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Trust Certificates, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Trust Agent, as its authenticating agent, to authenticate and deliver) in exchange therefor a like principal amount of definitive Trust Certificates in authorized denominations. Until so exchanged, the temporary Trust Certificates shall in all respects be entitled to the same benefits hereunder as definitive Trust Certificates.

         Section 3.10 Appointment of Paying Agent. The Owner Trustee, on behalf of the Trust, hereby appoints the Trust Agent as Paying Agent under this Agreement. The Paying Agent shall make distributions to Certificateholders and to Residual Interestholders from the Certificate Distribution Account pursuant to Section 5.02 hereof and shall report the amounts of such distributions to the Owner Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee on behalf of the Trust may revoke such power and remove the Paying Agent if the Owner Trustee is directed in writing to do so by the Administrator. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trust. In the event that the Trust Agent shall no longer be the Paying Agent, the Administrator shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Insurer). The Administrator shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrator to execute and deliver to the Trust an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trust that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders and to the Residual Interestholders in trust for the benefit of the Certificateholders and the Residual Interestholders entitled thereto until such sums shall be paid to such Certificateholders and Residual Interestholders. The Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Trust Agent also in its role as Paying Agent, for so long as the Trust Agent shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this

Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything herein to the contrary, the Trust Agent and the Paying Agent shall be the same entity as the Indenture Trustee under the Indenture and the Sale and Servicing Agreement, unless an Insurer Default has occurred and is continuing. In such event, the Trust Agent and the Paying Agent shall resign and the Owner Trustee shall assume the duties and obligations of the Trust Agent and the Paying Agent hereunder and under the Sale and Servicing Agreement.

         Section 3.11 Book-Entry Certificates. The Certificates upon original issuance will be issued in the form of one or more typewritten certificates representing the Book-Entry Trust Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. The Residual Interest Instrument will be issued as a Definitive Trust Certificate. The certificate or certificates delivered to DTC evidencing such Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Trust Certificates, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "DEFINITIVE TRUST CERTIFICATES") have been issued to Certificate Owners pursuant to Section 3.13:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Depositor, the Servicer, the Certificate Registrar, the Owner Trustee and the Trust Agent, subject to the provisions and limitations of Sections 2.03 and 2.06, may deal with the Clearing Agency for all purposes (including the making of distributions on the Trust Certificates) as the authorized representative of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Percentage Interests thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Owner Trustee or the Trust Agent.

         Section 3.12 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required or desired to be given hereunder, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, (i) each party required or desiring to give such notice shall furnish such notice to the Trust Agent and
(ii) the Owner Trustee shall give any notices referred to in the preceding clause (i) and any notices which it is required or desires to give hereunder to the Clearing Agency.

         Section 3.13 Definitive Trust Certificates. If (i)(A) the Seller or the Administrator advises the Owner Trustee or the Trust Agent in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Seller, the Owner Trustee, the Trust Agent or the Administrator is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing in the aggregate more than 50% of the Certificate Balance advise the Owner Trustee (and if the Owner Trustee receives such advice it shall promptly notify the Trust Agent) or the Trust Agent through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trust Agent shall notify all Certificate Owners of the availability through the Clearing Agency of Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Agent by the Clearing Agency of the Certificate or Certificates evidencing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency, the Owner Trustee on behalf of the Trust shall execute and the Trust Agent shall authenticate the Definitive Trust Certificates and deliver such Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Depositor, the Certificate Registrar, the Owner Trustee nor the Trust Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee and the Trust Agent shall recognize the Holders of the Definitive Trust Certificates as Certificateholders hereunder. Neither the Owner Trustee nor the Trust Agent shall be liable if the Owner Trustee, the Trust Agent or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

         Section 3.14 Restrictions on Transfer of Trust Certificates.

         (a) Each prospective purchaser and any subsequent transferee of a Residual Interest Instrument (each, a "PROSPECTIVE OWNER"), other than the Depositor, by virtue of its acceptance thereof, shall be deemed to have represented and warranted to the Owner Trustee, the Trust Agent and the Certificate Registrar and any of their respective successors that:

                  (i) Such Person is (A) a "QUALIFIED INSTITUTIONAL BUYER" as defined in Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is aware that the seller of the Residual Interest Instrument may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Residual Interest Instrument for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of

         Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Depositor and Onyx Acceptance Corporation).

                  (ii) Such Person understands that the Residual Interest Instruments have not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

                  (iii) Such person understands that the Residual Interest Instrument bears a legend to the following effect:

                  "THE RESIDUAL INTEREST IN THE TRUST REPRESENTED BY THIS RESIDUAL INTEREST INSTRUMENT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS RESIDUAL INTEREST INSTRUMENT MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3a-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO ONYX ACCEPTANCE FINANCIAL CORPORATION AND ONYX ACCEPTANCE CORPORATION) IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS RESIDUAL INTEREST INSTRUMENT UNDER THE ACT OR ANY STATE SECURITIES LAWS.

                  NO TRANSFER OF THIS RESIDUAL INTEREST INSTRUMENT OR ANY BENEFICIAL INTEREST THEREIN SHALL BE MADE TO ANY PERSON UNLESS THE OWNER TRUSTEE HAS RECEIVED A CERTIFICATE FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE (I) IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR A

                  GOVERNMENTAL PLAN, DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (ANY SUCH PERSON BEING A "PLAN") AND (II) IS NOT AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY."

                  (iv) Such Person shall comply with the provisions of Section 3.14(b), as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Residual Interest Instrument.

         (b) The Trust Certificates may not be acquired by or for the account of
(i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "BENEFIT PLAN"). By accepting and holding a Certificate, the Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan, and after the date on which Definitive Trust Certificates are issued to Certificate Owners pursuant to Section 3.13, every Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan.


                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

         Section 4.01 Prior Notice to Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, neither the Owner Trustee nor the Trust Agent shall take any action unless at least 30 days before the taking of such action, the Owner Trustee or the Trust Agent, as applicable, shall have notified the Owners in writing of the proposed action and the Owners shall not have notified the Owner Trustee or the Trust Agent, as applicable, in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owners;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, paying agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or the Paying Agent, or the consent to the assignment by the Note Registrar, paying agent for the Notes, Indenture Trustee, Certificate Registrar or Paying Agent of its obligations under the Indenture or this Agreement, as applicable.

         Section 4.02 Action by Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, neither the Owner Trustee nor the Trust Agent shall have the power, except upon the direction of the Owners and with the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer pursuant to Section 7.01 of the Sale and Servicing Agreement, (d) except as expressly provided in the Basic Documents, sell the Contracts after the termination of the Indenture, (e) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (f) authorize the merger or consolidation of the Trust with or into any other business trust or entity (other than in accordance with Section 3.10 of the Indenture) or (g) amend the Certificate of Trust. The Owner Trustee and the Trust Agent may only take the actions referred to in the preceding sentence upon written instructions signed by the Owners and, to the extent required by the preceding sentence, with the prior written consent of the Insurer.

         Section 4.03 Action by Owners with Respect to Bankruptcy. Neither the Owner Trustee nor the Trust Agent shall have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Insurer and the unanimous prior approval of all Owners and the delivery to the Owner Trustee or the Trust Agent, as applicable, by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         Section 4.04 Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee or the Trust Agent to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust, or of the Owner Trustee or the Trust Agent, as applicable, under this Agreement or any of the other Basic Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee or the Trust Agent be obligated to follow any such direction, if given.

         Section 4.05 Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Certificates evidencing more than 50% of the Certificate Balance and Residual Interestholders evidencing more than 50% of the Percentage Interest in the Residual Interest. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing more than 50% of the Percentage Interest in the Certificates and Residual Interestholders evidencing more than 50% of the Percentage Interest in the Residual Interest at the time of the delivery of such notice.


                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.01 Establishment of Certificate Distribution Account. The Trust Agent shall cause the Servicer, for the benefit of the Owners, to establish and maintain an account denominated "CERTIFICATE DISTRIBUTION ACCOUNT
- OT 1999-A, THE CHASE MANHATTAN BANK, TRUST AGENT," which account shall be an Eligible Account (the "CERTIFICATE DISTRIBUTION ACCOUNT"). Funds shall be deposited in the Certificate Distribution Account as provided in the Sale and Servicing Agreement.

         All of the right, title and interest of the Trust Agent in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Owners and such other persons entitled to distributions therefrom. Except as otherwise expressly provided herein or in the Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Trust Agent, as agent of the Owner Trustee, for the benefit of the Owners.

         The Certificate Distribution Account shall be subject to and established and maintained in accordance with the applicable provisions of the Sale and Servicing Agreement, including, without limitation, the provisions of
Section 4.03(b) of the Sale and Servicing Agreement regarding distributions from the Certificate Distribution Account.

         Section 5.02 Application of Trust Funds.

         (a) On each Distribution Date, the Trust Agent, on behalf of the Owner Trustee, shall direct the Paying Agent to distribute to the Certificateholders from amounts on deposit in the Certificate Distribution Account the distributions as provided in Section 4.03(b) of the Sale and Servicing Agreement with respect to such Distribution Date.

         (b) On each Distribution Date, the Trust Agent, on behalf of the Owner Trustee, shall cause the Paying Agent to send to each Certificateholder and each Residual Interestholder the statement or statements provided to the Owner Trustee or the Trust Agent by the Servicer pursuant to Section 4.05 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Trust Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Trust Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trust Agent shall withhold such amounts in accordance with this paragraph (c).

         Section 5.03 Method of Payment. Subject to Section 9.01(c) respecting the final payment upon retirement of each Trust Certificate, distributions required to be made to each Owner of record on the related Record Date shall be made by check mailed to such Owner at the address of such Holder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Owner pursuant to such Owner's Trust Certificates.

         Section 5.04 No Segregation of Monies; No Interest. Subject to Sections
5.01 and 5.02, monies received by the Trust Agent hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Trust Agent shall not be liable for any interest thereon.

         Section 5.05 Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. The Trust Agent shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. Unless otherwise required by applicable law, the Trust Agent shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts. The Trust Agent shall not make the election provided under Section 754 of the Code.

         Section 5.06 Signature on Returns; Tax Matters Partner.

         (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Depositor, as long as the Depositor holds a Residual Interest Instrument, and otherwise the holder of the largest Percentage Interest in the Residual Interest Instruments shall sign such documents.

         (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations, as long as the Depositor holds a Residual Interest Instrument, and otherwise the owner of the largest Percentage Interest in the Residual Interest Instruments shall be the "tax matters partner".


                                   ARTICLE VI

                 AUTHORITY AND DUTIES OF OWNER TRUSTEE AND TRUST
                                      AGENT

         Section 6.01 General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         Section 6.02 General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.06;

         (a) it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of the Insurer) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator or the Trust Agent has agreed in the Administration Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator or the Trust Agent to carry out its obligations under the Administration Agreement or this Agreement, respectively; and

         (b) it shall be the duty of the Trust Agent to discharge all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust and the Trust Agent are a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement.

         Section 6.03 Action Upon Instruction.

         (a) Subject to Article Four, in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee or the Trust Agent in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article Four.

         (b) Neither the Owner Trustee nor the Trust Agent shall be required to take any action hereunder or under any other Basic Document if the Owner Trustee or the Trust Agent, as applicable, shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or the Trust Agent, as applicable, or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee or the Trust Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee or the Trust Agent, as applicable, shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners and the Insurer requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee or the Trust Agent, as applicable, acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee or the Trust Agent, as applicable, shall not be liable on account of such action to any Person. If the Owner Trustee or the Trust Agent shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee or the Trust Agent is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or the Trust Agent or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee or the Trust Agent may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee or the Trust Agent, as applicable, acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee or the Trust Agent, as applicable, shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee or the Trust Agent shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         Section 6.04 No Duties Except as Specified in this Agreement or in Instructions. Neither the Owner Trustee nor the Trust Agent shall have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust Agent, as applicable, is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee or the Trust Agent, as applicable, pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee or the Trust Agent. Neither the Owner Trustee nor the Trust Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. Each of the Owner Trustee and the Trust Agent nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee or the Trust Agent, as applicable, that are not related to the ownership or the administration of the Trust Estate or the Grant of any portion thereof to the Indenture Trustee pursuant to the Indenture.

         Section 6.05 No Action Except Under Specified Documents or Instructions. Neither the Owner Trustee nor the Trust Agent shall manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee or the Trust Agent, as applicable, pursuant to this Agreement, (ii) the other Basic Documents and (iii) any document or instruction delivered to the Owner Trustee or the Trust Agent, as applicable, pursuant to Section 6.03.

         Section 6.06 Restrictions. Neither the Owner Trustee nor the Trust Agent shall take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee or the Trust Agent, as applicable, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Owners shall not direct the Owner Trustee or the Trust Agent to take action that would violate the provisions of this Section.


                                   ARTICLE VII

                   CONCERNING THE OWNER TRUSTEE AND THE TRUST
                                      AGENT

         Section 7.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the other Basic Documents. The Trust Agent agrees to perform its duties hereunder upon the terms of this Agreement and the other Basic Documents. Neither the Owner Trustee nor the Trust Agent shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee or the Trust Agent and, in the absence of bad faith on the part of the Owner Trustee or the Trust Agent, as applicable, the Owner Trustee and the Trust Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Owner Trustee or the Trust Agent and conforming to the requirements of this Agreement. Each of the Owner Trustee and the Trust Agent agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. Neither the Owner Trustee nor the Trust Agent shall be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee or the Trust Agent, as the case may be. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) neither the Owner Trustee nor the Trust Agent shall be liable for any error of judgment made by a Responsible Officer of the Owner Trustee or the Trust Agent, respectively;

         (b) neither the Owner Trustee nor the Trust Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with this Agreement, the Basic Documents or the written direction of the Administrator or any Owner;

         (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee or the Trust Agent to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee or the Trust Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Owner Trustee or the Trust Agent be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) neither the Owner Trustee nor the Trust Agent shall be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and neither the Owner Trustee nor the Trust Agent shall assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

         (f) neither the Owner Trustee nor the Trust Agent shall be liable for the default or misconduct of the Administrator, the Depositor, the Insurer, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and neither the Owner Trustee nor the Trust Agent shall have any obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or the Depositor under the Sale and Servicing Agreement;

         (g) neither the Owner Trustee nor the Trust Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Owners, unless such Owners have offered to the Owner Trustee or the Trust Agent, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee or the Trust Agent, as applicable, therein or thereby; the right of the Owner Trustee and the Trust Agent to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and neither the Owner Trustee nor the Trust Agent shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

         (h) anything in this Agreement to the contrary notwithstanding, in no event shall the Owner Trustee or Trust Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Owner Trustee or Trust Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

         (i) neither the Owner Trustee nor the Trust Agent shall be required to take notice or be deemed to have notice or knowledge of any default, any Event of Default or Servicer Default under any of the Basic Documents unless a Responsible Officer of the Owner Trustee or the Trust Agent, respectively, shall have received written notice thereof. In the absence of receipt of such notice, the Owner Trustee and Trust Agent may conclusively assume that there is no default, Event of Default or Servicer Default;

         (j) [RESERVED].

         (k) each of the Owner Trustee and the Trust Agent may rely and shall be protected in acting or refraining from acting upon any resolution, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (l) each of the Owner Trustee and the Trust Agent may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

         (m) neither the Owner Trustee nor the Trust Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Administrator or Owners; provided, however, that if the payment within a reasonable time to the Owner Trustee or Trust Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Owner Trustee or Trust Agent, as applicable, not reasonably assured to it by the security afforded to them by the terms of this Agreement, the Owner Trustee or Trust Agent, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action;

         (n) neither the Owner Trustee nor the Trust Agent shall be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

         (o) each of the Owner Trustee and Trust Agent may execute any of their respective trusts or powers hereunder or perform any of their respective duties hereunder either directly or by or through agents, attorneys or custodians, and neither the Owner Trustee nor the Trust Agent shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Owner Trustee or Trust Agent, as applicable, with due care.

         Section 7.02 Furnishing of Documents. The Owner Trustee shall furnish to the Trust Agent duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. The Trust Agent shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust Agent under the Basic Documents or furnished to the Trust Agent as provided in the preceding sentence.

         Section 7.03 Representations and Warranties.

         (a) The Owner Trustee hereby represents and warrants to the Depositor and the Owners:

                  (i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Basic Documents.

         (b) The Trust Agent hereby represents and warrants to the Depositor and the Owners:

                  (i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trust Agent or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Trust Agent individually which are unrelated to this Agreement or the other Basic Documents.

         Section 7.04 Reliance; Advice of Counsel.

         (a) Neither the Owner Trustee nor the Trust Agent shall incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Trust Agent may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee and the Trust Agent may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee or the Trust Agent, as applicable, for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee and the Trust Agent each (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and neither the Owner Trustee nor the Trust Agent shall be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee or the Trust Agent with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the sole expense of the Depositor. Neither the Owner Trustee nor the Trust Agent shall be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

         Section 7.05 Not Acting in Individual Capacity. Except as otherwise provided in this Article Seven, in accepting the trusts hereby created, Bankers Trust (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity, and The Chase Manhattan Bank acts solely as Trust Agent hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee or the Trust Agent by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 7.06 Owner Trustee and Trust Agent Not Liable for Trust Certificates, Notes or Contracts. The recitals contained herein and in the Trust Certificates (other than the respective signatures of the Owner Trustee and the Trust Agent, and, in the case of the Trust Agent, the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Depositor, and neither the Owner Trustee nor the Trust Agent assumes responsibility for the correctness thereof. Neither the Owner Trustee nor the Trust Agent makes any representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificates (other than the respective signatures of the Owner Trustee and the Trust Agent, and, in the case of the Trust Agent, the certificate of authentication on the Trust Certificates) or the Notes, or of any Contract or related documents. The Owner Trustee and the Trust Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders and Residual Interestholders under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor, the Insurer or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Trust Agent.

         Section 7.07 Owner Trustee and Trust Agent May Own Trust Certificates and Notes. The Owner Trustee and the Trust Agent, each in its individual or any other capacity, may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Insurer, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee or Trust Agent, as the case may be.


                                  ARTICLE VIII

                    COMPENSATION AND INDEMNIFICATION OF OWNER
                             TRUSTEE AND TRUST AGENT

         Section 8.01 Owner Trustee's Fees and Expenses. The Owner Trustee and the Trust Agent shall receive as compensation for their respective services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee and the Trust Agent, respectively, and the Owner Trustee and the Trust Agent shall be entitled to be reimbursed by the Depositor for other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee or the Trust Agent may employ in connection with the exercise and performance of its rights and its duties hereunder.

         Section 8.02 Indemnification. The Owner Trustee and the Trust Agent shall be entitled to indemnification as provided in the Sale and Servicing Agreement.

         Section 8.03 Payments to the Owner Trustee or Trust Agent. Any amounts paid to the Owner Trustee or the Trust Agent pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         Section 9.01 Termination of Trust Agreement.

         (a) This Agreement (other than Article Eight) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) final distribution of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article Five and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), neither the Depositor, the Insurer nor any Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Trust Agent by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 8.01(b) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent in the City of New York therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Trust Agent shall give such notice to the Certificate Registrar (if other than the Trust Agent) and the Paying Agent (if other than the Trust Agent) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02. In addition, the Trust Agent shall notify the Rating Agencies upon the final payment of the Certificates.


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



         (d) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trust Agent shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trust Agent to the Residual Interestholders on a pro rata basis.

         (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.


                                    ARTICLE X

                   SUCCESSOR OWNER TRUSTEES, ADDITIONAL OWNER
                             TRUSTEE AND TRUST AGENT

         Section 10.01 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         Section 10.02 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Insurer. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee; provided that the Depositor and the Insurer shall have received written confirmation from each Rating Agency that the proposed appointment will not result in an increased capital charge to the Insurer by either Rating Agency. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.



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



         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator or the Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator or the Insurer may remove the Owner Trustee. If the Owner Trustee shall be removed under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         Section 10.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Owners, the Insurer, the Depositor, the Servicer, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         Section 10.04 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner

Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         Section 10.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator, the Insurer and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee and the Insurer shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee, provided that such co-trustee or successor trustee must be acceptable to the Rating Agencies and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Section 10.06 Appointment of Trust Agent. Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) the Administrator, the Insurer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Insurer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

         The Owner Trustee on behalf of the Trust hereby appoints The Chase Manhattan Bank as Trust Agent for the purpose of establishing and maintaining the Certificate Distribution Account and making the distributions therefrom to the persons entitled thereto pursuant to Section 4.03 of the Sale and Servicing Agreement and for purposes of performing the other duties specified to be performed by the Trust Agent under this Agreement and the other Basic Documents. The Owner Trustee and the Trust Agent each agree that upon the occurrence and continuation of an Insurer Default, the Trust Agent shall resign and the Owner Trustee shall assume all rights, duties and obligations of the Trust Agent under the Sale and Servicing Agreement and this Agreement, including without limitation, the obligations of the Trust Agent pursuant to Sections 3.02, 3.03, 3.04, 3.05, 3.07, 3.08, 3.09, 3.10, 5.01 and 5.02 hereof. The Trust Agent, in its capacity as Trust Agent, shall not have any rights, duties or obligations except as expressly provided in this Agreement and the Sale and Servicing Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 Supplements and Amendments.

         (a) This Agreement may be amended by the Depositor, the Owner Trustee and the Trust Agent, with the prior written consent of the Insurer, but without the consent of any of the Noteholders or the Owners, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any of the provisions herein or make any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions of this Agreement; provided, however, that (i) any such action shall not materially and adversely affect the interests of any Noteholder or any Owner;
(ii) any such action shall be deemed not to materially and adversely affect the interest of any Noteholder or Certificateholder if the Person requesting the amendment obtains (A) a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Notes and Certificates by such Rating Agency or (B) an opinion of counsel to such effect; and (iii) any such action shall be deemed not to materially and adversely affect the interest of any Residual Interestholder if the Person requesting such amendment obtains an opinion of counsel to such effect,


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



or Residual Interestholders representing 100% of the Percentage Interests consent to such amendment.

         (b) Subject to Section 11.14, this Agreement may also be amended from time to time with the prior written consent of the Insurer by the Depositor, the Owner Trustee and the Trust Agent, with the consent of (i) for so long as the Notes are Outstanding, Noteholders representing not less than 51% of the Outstanding Amount acting together as a single class, and (ii) if no Notes are Outstanding, the Holders of Certificates evidencing not less than 51% of the Certificate Balance (which consent of any Holder of a Note or Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note or Certificate, as the case may be, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made thereon) and, if such amendment materially and adversely affects the interests of the Residual Interestholders, with the consent of Residual Interestholders evidencing not less than 51% of the Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Owners; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders, the Certificateholders or Residual Interestholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance or Percentage Interest of the Residual Interestholders required to consent to any such amendment, without the consent of the Holders of all outstanding Notes, Certificates and Residual Interest Instruments.

         (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Insurer, the Administrator and each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Trust Agent shall furnish written notification of the substance of such amendment or consent to each Owner. It shall not be necessary for the consent of Certificateholders, Residual Interestholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Owners provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Owners shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (f) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Issuer is a party and for which amendment the Owner Trustee's consent is sought, each of the Owner Trustee and the Trust Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer, the Owner Trustee or the Trust Agent, as the case may


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




be, have been satisfied. The Owner Trustee and the Trust Agent may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's or the Trust Agent's own rights, duties or immunities under this Agreement or otherwise.

         Section 11.02 [RESERVED].

         Section 11.03 Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Agent, the Depositor, the Insurer, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04 Notices. All demands, notices and communications under this Agreement shall be in writing personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Owner Trustee, at the Owner Trustee Corporate Trust Office; (b) the Depositor, at Onyx Acceptance Financial Corporation, 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610; (c) the Insurer, at MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504;
(d) the Trust Agent, at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001-2697; or (e) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to an Owner shall be given by first-class mail, postage prepaid, at the address of such Owner as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Owner receives such notice.

         Section 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

         Section 11.06 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 11.07 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Insurer, the Owner Trustee, the Trust Agent and their respective successors and permitted assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.



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



         Section 11.08 No Petition.

         (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (b) Each of the Owner Trustee and the Trust Agent, by entering into this Agreement, each Certificateholder and Residual Interestholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Depositor or the Trust, or join in any institution against the Seller, the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         Section 11.09 No Recourse. Each Owner by accepting a Trust Certificate acknowledges that such Owner's Trust Certificates represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, the Servicer, the Seller, the Administrator, the Owner Trustee, the Trust Agent, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

         Section 11.10 Certificates Nonassessable and Fully Paid. Owners shall not be personally liable for obligations of the Trust. Except as expressly provided herein, the interests represented by the Trust Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Section 3.03, the Trust Certificates shall be deemed fully paid.

         Section 11.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

         Section 11.14 Certain Matters Regarding the Insurer. So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders, Certificateholders or Residual Interestholders are entitled to exercise pursuant to this Agreement, without any consent of such Noteholders, Certificateholders


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



or Residual Interestholders; provided, however, that without the consent of each Noteholder, Certificateholder or Residual Interestholder affected thereby, the Insurer shall not exercise such rights to amend this Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Note, Certificate or Residual Interest Instrument, (ii) adversely affect in any material respect the interests of the Holders of any Notes, Certificates or Residual Interest Instruments, or (iii) alter the rights of any such Holder to consent to such amendment.

         Notwithstanding any provision in this Agreement to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Agreement or to control or direct the actions of the Trust, the Depositor, the Owner Trustee or the Trust Agent pursuant to the terms of this Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Depositor, the Owner Trustee, the Trust Agent or the Holders of the Notes, the Certificates, or the Residual Interest Instruments; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of this Agreement.

         Section 11.15 Fiduciary Duties. The duties and responsibilities of the Owner Trustee and the Trust Agent shall be limited to those expressly provided for in this Agreement. The parties hereto agree that except for the purpose of the foregoing sentence, neither the Owner Trustee nor the Trust Agent shall have management responsibilities or owe any fiduciary duties to the Insurer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                ONYX ACCEPTANCE FINANCIAL
                                CORPORATION, as Depositor


                                By: /s/ DON P. DUFFY
                                    --------------------------------------------
                                    Name:  Don P. Duffy
                                    Title: Chief Financial Officer


                                BANKERS TRUST (DELAWARE),
                                as Owner Trustee


                                By: /s/ M. LISA WILKINS
                                    --------------------------------------------
                                    Name:  M. Lisa Wilkins
                                    Title: Assistant Secretary


                                THE CHASE MANHATTAN BANK,
                                as Trust Agent


                                By: /s/ TARA SWEENEY
                                    --------------------------------------------
                                    Name:  Tara Sweeney
                                    Title: Trust Officer



Trust Agreement - Signature Page


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